Exhibit 99.1

Ponce Financial Group, Inc. Reports First Quarter 2025 Results

NEW YORK, April 25, 2025 - Ponce Financial Group, Inc., (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), today announced results for the first quarter of 2025.

First Quarter 2025 Highlights (Compared to Prior Periods):

•
Net income available to common stockholders was $5.7 million, or $0.25 per diluted share for the three months ended March 31, 2025, as compared to net income available to common stockholders of $2.7 million, or $0.12 per diluted share for the three months ended December 31, 2024 and net income available to common stockholders of $2.4 million, or $0.11 per diluted share for the three months ended March 31, 2024. Total net income for the three months ended March 31, 2025 was $6.0 million. The Company paid dividends of $0.3 million on its preferred stock during the three months ended March 31, 2025.
•
Included in the $5.7 million of net income available to common stockholders for the first quarter of 2025 results is $44.0 million in interest and dividend income, $2.4 million in non-interest income and $0.3 million in benefit for credit losses, offset by $21.8 million in interest expense, $16.9 million in non-interest expense, $2.0 million in provision for income taxes and $0.3 million in dividends on preferred shares.
•
Net interest income of $22.2 million for the first quarter of 2025 increased $1.5 million, or 7.11%, from the prior quarter and increased $3.4 million, or 17.96%, from the same quarter last year.
•
Net interest margin was 2.98% for the first quarter of 2025, versus 2.80% for the prior quarter and 2.71% for the same quarter last year.
•
Non-interest income for the three months ended March 31, 2025 was $2.4 million, an increase of $0.3 million, or 13.54%, from $2.1 million for the three months ended December 31, 2024, and an increase of $0.7 million, or 39.48%, from $1.7 million for the three months ended March 31, 2024.
•
Non-interest expense for the three months ended March 31, 2025 was $16.9 million, a decrease of $0.6 million, or 3.30%, from $17.5 million for the three months ended December 31, 2024, and an increase of $0.1 million, or 0.61%, compared to $16.8 million for the three months ended March 31, 2024.
•
Cash and equivalents were $129.9 million as of March 31, 2025, a decrease of $9.9 million, or 7.11%, from $139.8 million as of December 31, 2024.
•
Securities totaled $461.6 million as of March 31, 2025, a decrease of $11.3 million, or 2.39%, from $472.9 million as of December 31, 2024 primarily due to regular principal payments and the call of one available-for-sale security in the amount of $1.0 million.
•
Net loans receivable were $2.37 billion as of March 31, 2025, an increase of $84.3 million, or 3.69%, from $2.29 billion as of December 31, 2024.
•
Deposits were $2.00 billion as of March 31, 2025, an increase of $120.1 million, or 6.37%, from $1.88 billion as of December 31, 2024.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, Ponce Financial Group, Inc.’s President and CEO, stated “We continued executing well our strategy of focusing on net interest margin, operating expenses and fee income, which translated into several positive trends this quarter. Our net interest margin this quarter increased by 18 basis points, reflecting both our high-yielding construction loans and our decreasing borrowing costs. In fact, our loan yields rose by 9 basis points while our cost of funds decreased by 10 basis points. Our operating expenses have decreased quarter over quarter, and our non-interest income compares favorably to prior periods. All-in-all, a very good quarter in these turbulent and uncertain times."

Executive Chairman’s Comment

Steven A. Tsavaris, Ponce Financial Group’s Executive Chairman added “Most of our high-yielding construction lending has an additional benefit – it qualifies as Deep Impact lending under the U.S. Treasury’s Emergency Capital Investment Program and serves to lower the dividends payable on our preferred stock to the U.S. Treasury. Importantly, our construction initiatives also reflect our conservative underwriting, high developer equity requirements and short duration. Of our 64 on-going projects, more than 43 percent already have at least a temporary certificate of occupancy and 80 percent are at least halfway through construction.”

The table below indicate the Key Metrics at or for the three months ended:

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Performance Ratios:
Return on average assets (1)	0.77%	0.38%	0.33%	0.45%	0.33%
Return on common equity (1)	7.97%	3.76%	3.06%	4.60%	3.61%
Net interest margin (1) (2)	2.98%	2.80%	2.65%	2.62%	2.71%
Non-interest expense to average assets (1)	2.19%	2.25%	2.19%	2.28%	2.35%
Efficiency ratio (3)	68.70%	75.63%	80.87%	80.09%	82.56%
Capital Ratios:
Total capital to risk-weighted assets (Ponce Financial Group)	22.84%	22.98%	22.87%	23.86%	24.47%
Common equity Tier 1 capital to risk-weighted assets (Ponce Financial Group)	12.51%	12.44%	12.28%	12.71%	12.98%
Tier 1 capital to total assets (Ponce Financial Group)	16.84%	17.70%	17.81%	17.88%	17.59%
Total capital to risk-weighted assets (Bank only)	21.38%	21.47%	21.61%	22.47%	22.79%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	20.35%	20.40%	20.45%	21.24%	21.54%
Tier 1 capital to total assets (Bank only)	15.61%	15.81%	16.19%	16.70%	16.26%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	0.96%	0.97%	1.09%	1.18%	1.23%
Allowance for credit losses on loans as a percentage of nonperforming loans	84.15%	82.29%	139.52%	130.28%	140.90%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.04%)	(0.45%)	(0.17%)	(0.10%)	(0.25%)
Non-performing loans as a percentage of total assets	0.88%	0.90%	0.57%	0.65%	0.62%
Other:
Number of offices	18	19	19	18	18
Number of full-time equivalent employees	211	218	228	227	233

(1)
Annualized where appropriate.
(2)
Net interest margin represents net interest income divided by average total interest-earning assets.
(3)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Summary of Results of Operations

Net income for the three months ended March 31, 2025 was $6.0 million compared to net income of $2.9 million for the three months ended December 31, 2024 and net income of $2.4 million for the three months ended March 31, 2024.

The $3.0 million increase of net income for the three months ended March 31, 2025 compared to the three months ended December 31, 2024 was attributed mainly to increases of $1.5 million in net interest income, an increase of $1.2 million in benefit for credit losses, a decrease of $0.6 million in non-interest expense and an increase of $0.3 million in non-interest income; partially offset by an increase of $0.5 million in provision for income taxes.

The $3.5 million increase of net income for the three months ended March 31, 2025 compared to the three months ended March 31, 2024 was largely due to increases of $3.4 million in net interest income, $0.7 million in non-interest income and $0.3 million in benefit for credit losses, partially offset by increases of $0.7 million in provision for income taxes and $0.1 million in non-interest expense

Net Interest Income and Net Margin

Net interest income for the three months ended March 31, 2025, increased $1.5 million, or 7.11%, to $22.2 million compared to $20.7 million for the three months ended December 31, 2024 and increased $3.4 million, or 17.96%, compared to $18.8 million for the three months ended March 31, 2024.

The $1.5 million increase in net interest income from the three months ended December 31, 2024 was attributable to an increase of $1.1 million in total interest and dividend income and a decrease of $0.4 million in total interest expense.

The $3.4 million increase in net interest income from the three months ended March 31, 2024 was attributable to an increase of $4.3 million in total interest and dividend income, offset by an increase of $0.9 million in total interest expense.

For the three months ended March 31, 2025, benefit for credit losses amounted to $0.3 million, compared to $0.9 million in provision for credit losses for the prior quarter and a credit loss benefit on loans of less than $0.1 million during the first quarter of 2024.

Net interest margin was 2.98% for the three months ended March 31, 2025 compared to 2.80% for the prior quarter, an increase of 18bps and 2.71% for the same period last year, an increase of 27bps.

Non-interest Income

Non-interest income for the three months ended March 31, 2025, was $2.4 million, an increase of $0.3 million, or 13.54%, compared to $2.1 million for the three months ended December 31, 2024 and an increase of $0.7 million, or 39.48%, compared to $1.7 million for the three months ended March 31, 2024.

The $0.3 million increase in non-interest income from the three months ended December 31, 2024 was largely attributable to increases of $0.4 million in late and prepayment charges and $0.3 million in income on sale of SBA loans, partially offset by decreases of $0.2 million in other non-interest income and $0.1 million in income on sale of mortgage loans.

The $0.7 million increase in non-interest income from the three months ended March 31, 2024 was largely attributable to increases of $0.4 million in income on sale of SBA loans and $0.3 million in late and prepayment charges, partially offset by a decrease of $0.2 million in income on the sale of mortgage loans.

Non-interest Expense

Non-interest expense for the three months ended March 31, 2025, was $16.9 million, a decrease of $0.6 million, or 3.30%, compared to $17.5 million for the three months ended December 31, 2024 and an increase of $0.1 million, or 0.61%, compared to $16.8 million for the three months ended March 31, 2024.

The $0.6 million decrease in non-interest expense from the three months ended December 31, 2024 was mainly attributable to decreases of $0.3 million in professional fees, $0.2 million in marketing and promotional expenses, $0.2 million in direct loan expenses, $0.1 million in office supplies, telephone and postage, partially offset by an increase of $0.1 million in compensation and benefits.

The $0.1 million increase in non-interest expense from the three months ended March 31, 2024 was mainly attributable to increases of $0.5 million in other operating expense and $0.2 million in occupancy and equipment, partially offset by decreases of $0.4 million in professional fees and $0.3 million in direct loan expenses.

Credit Quality:

Non-performing loans were $32.0 million at March 31, 2025 compared to $32.1 million at December 31, 2024 and $22.4 million at March 31, 2024.

During the three months ended March 31, 2025, a credit loss benefit of $0.3 million on loans was recorded, consisting of $0.7 million charged on the funded portion and a benefit of $1.0 million on the unfunded portion on loans. During the three months ended December 31, 2024, a credit loss provision of $0.9 million on loans were recorded, consisting of $1.1 million charged on the funded portion and a benefit of $0.2 million on unfunded portion on loans. During the three months ended March 31, 2024, a credit loss benefit of $0.1 million on loans were recorded, consisting of $0.3 million benefit on the funded portion and a $0.2 million charged on the on unfunded portion on loans.

Balance Sheet Summary

Total assets increased $49.9 million, or 1.64%, to $3.09 billion as of March 31, 2025 from $3.04 billion as of December 31, 2024. The increase in total assets is largely attributable to increases of $84.3 million in net loans receivable, $1.2 million in accrued interest receivable and $0.4 million in right of use assets, partially offset by decreases of $9.9 million in cash and cash equivalents, $9.9 million in held-to-maturity securities, $8.4 million in other assets, $3.4 million in Federal Home Loan Bank of New York stock, $2.2 million in mortgage loans held for sale and $1.4 million in available-for-sale securities.

Total liabilities increased $41.5 million, or 1.64%, to $2.58 billion as of March 31, 2025 from $2.53 billion as of December 31, 2024. The increase in total liabilities was largely attributable to an increase of $120.1 million in deposits, $2.6 million in advance payments by borrowers for taxes, $0.9 million in accrued interest payable, $0.4 million in operating lease liabilities, partially offset by decreases of $75.0 million in borrowings and $7.5 million in other liabilities.

Total stockholders’ equity increased $8.4 million, or 1.66%, to $513.9 million as of March 31, 2025, from $505.5 million as of December 31, 2024. The $8.4 million increase in stockholders’ equity was largely attributable to $6.0 million in net income, $1.8 million in other comprehensive income, $0.5 million impact to additional paid in capital as a result of share-based compensation and $0.4 million from release of ESOP shares, offset by $0.3 million in dividends on preferred shares.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc. is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs, and their related impacts on the economy; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
ASSETS
Cash and due from banks:
Cash	$32,113	$35,478	$32,061	$23,128	$29,972
Interest-bearing deposits	97,780	104,361	123,751	80,038	104,752
Total cash and cash equivalents	129,893	139,839	155,812	103,166	134,724
Available-for-sale securities, at fair value	103,570	104,970	111,005	113,125	116,044
Held-to-maturity securities, at amortized cost	358,024	367,938	403,736	442,113	452,955
Placement with banks	249	249	249	249	249
Mortgage loans held for sale, at fair value	8,567	10,736	9,566	37,764	7,860
Loans receivable, net	2,370,931	2,286,599	2,180,331	2,022,173	1,981,428
Accrued interest receivable	19,008	17,771	16,890	17,441	18,063
Premises and equipment, net	16,417	16,794	16,843	16,976	17,396
Right of use assets	29,496	29,093	29,785	30,349	31,021
Federal Home Loan Bank of New York stock (FHLBNY), at cost	25,807	29,182	28,515	23,972	23,892
Deferred tax assets	11,629	12,074	11,845	13,172	13,919
Other assets	16,245	24,693	51,392	21,507	21,151
Total assets	$3,089,836	$3,039,938	$3,015,969	$2,842,007	$2,818,702
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$2,004,947	$1,884,864	$1,870,323	$1,606,097	$1,585,784
Operating lease liabilities	31,126	30,696	31,343	31,861	32,486
Accrued interest payable	4,628	3,712	2,918	6,820	4,218
Advance payments by borrowers for taxes and insurance	12,901	10,349	13,733	10,838	13,245
Borrowings	521,100	596,100	580,421	680,421	680,421
Other liabilities	1,248	8,717	12,642	8,313	8,866
Total liabilities	2,575,950	2,534,438	2,511,380	2,344,350	2,325,020
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized	225,000	225,000	225,000	225,000	225,000
Common stock, $0.01 par value; 200,000,000 shares authorized	249	249	249	249	249
Treasury stock, at cost	(7,641)	(7,707)	(9,445)	(9,519)	(9,702)
Additional paid-in-capital	207,888	207,319	208,478	207,934	207,584
Retained earnings	113,432	107,754	105,103	102,951	99,834
Accumulated other comprehensive loss	(13,515)	(15,297)	(12,686)	(16,557)	(16,590)
Unearned compensation ─ ESOP	(11,527)	(11,818)	(12,110)	(12,401)	(12,693)
Total stockholders' equity	513,886	505,500	504,589	497,657	493,682
Total liabilities and stockholders' equity	$3,089,836	$3,039,938	$3,015,969	$2,842,007	$2,818,702

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Interest and dividend income:
Interest on loans receivable	$37,136	$35,622	$32,945	$31,281	$30,664
Interest on deposits due from banks	1,668	1,783	2,430	1,542	2,911
Interest and dividend on securities and FHLBNY stock	5,193	5,481	5,918	5,969	6,091
Total interest and dividend income	43,997	42,886	41,293	38,792	39,666
Interest expense:
Interest on certificates of deposit	7,754	8,104	6,926	6,358	6,380
Interest on other deposits	8,554	8,476	8,519	7,389	6,540
Interest on borrowings	5,486	5,576	6,825	7,141	7,923
Total interest expense	21,794	22,156	22,270	20,888	20,843
Net interest income	22,203	20,730	19,023	17,904	18,823
(Benefit) provision for credit losses (1)	(285)	897	537	(867)	(16)
Net interest income after (benefit) provision for credit losses	22,488	19,833	18,486	18,771	18,839
Non-interest income:
Service charges and fees	525	500	508	492	473
Brokerage commissions	4	44	—	9	8
Late and prepayment charges	697	318	77	426	359
Income on sale of mortgage loans	148	254	218	274	302
Income on sale of SBA loans	404	148	—	—	—
Other	603	833	348	1,057	565
Total non-interest income	2,381	2,097	1,151	2,258	1,707
Non-interest expense:
Compensation and benefits	7,780	7,668	7,674	7,724	7,844
Occupancy and equipment	3,913	3,863	3,786	3,564	3,667
Data processing expenses	1,152	1,143	1,099	1,013	1,127
Direct loan expenses	388	617	573	633	732
Insurance and surety bond premiums	315	293	292	263	253
Office supplies, telephone and postage	170	294	222	233	249
Professional fees	1,364	1,703	1,351	1,369	1,723
Microloans recoveries	—	(29)	(54)	(65)	(53)
Marketing and promotional expenses	83	289	180	145	100
Federal deposit insurance and regulatory assessment (2)	461	418	392	428	389
Other operating expenses (2)	1,262	1,206	1,051	1,333	755
Total non-interest expense (1)	16,888	17,465	16,566	16,640	16,786
Income before income taxes	7,981	4,465	3,071	4,389	3,760
Provision for income taxes	2,022	1,532	638	1,197	1,346
Net income	$5,959	$2,933	$2,433	$3,192	$2,414
Dividends on preferred shares	281	282	281	75	—
Net income available to common stockholders	$5,678	$2,651	$2,152	$3,117	$2,414
Earnings per common share:
Basic	$0.25	$0.12	$0.10	$0.14	$0.11
Diluted	$0.25	$0.12	$0.10	$0.14	$0.11
Weighted average common shares outstanding:
Basic	22,662,916	22,528,160	22,446,009	22,409,803	22,353,492
Diluted	22,876,740	22,807,644	22,612,028	22,419,309	22,366,728

(1) For the three months ended December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024, (benefit) provision for contingencies in the amounts of ($0.2 million), ($0.3 million), ($0.5 million) and $0.2 million were reclassified from total non-interest expense to (benefit) provision for credit losses.

(2) For the three months ended September 30, 2024, June 30, 2024, and March 31, 2024, $0.3 million of federal deposit insurance was reclassified from other operating expenses to federal deposit insurance and regulatory assessments and $0.1 million of directors' fees were reclassified from federal deposit insurance and regulatory assessments to other operating expenses for each periods.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Three Months Ended March 31,
	2025	2024	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$37,136	$30,664	$6,472	21.11%
Interest on deposits due from banks	1,668	2,911	(1,243)	(42.70%)
Interest and dividend on securities and FHLBNY stock	5,193	6,091	(898)	(14.74%)
Total interest and dividend income	43,997	39,666	4,331	10.92%
Interest expense:
Interest on certificates of deposit	7,754	6,380	1,374	21.54%
Interest on other deposits	8,554	6,540	2,014	30.80%
Interest on borrowings	5,486	7,923	(2,437)	(30.76%)
Total interest expense	21,794	20,843	951	4.56%
Net interest income	22,203	18,823	3,380	17.96%
Benefit for credit losses (1)	(285)	(16)	(269)	1,681.25%
Net interest income after benefit for credit losses	22,488	18,839	3,649	19.37%
Non-interest income:
Service charges and fees	525	473	52	10.99%
Brokerage commissions	4	8	(4)	(50.00%)
Late and prepayment charges	697	359	338	94.15%
Income on sale of mortgage loans	148	302	(154)	(50.99%)
Income on sale of SBA loans	404	—	404	—%
Other	603	565	38	6.73%
Total non-interest income	2,381	1,707	674	39.48%
Non-interest expense:
Compensation and benefits	7,780	7,844	(64)	(0.82%)
Occupancy and equipment	3,913	3,667	246	6.71%
Data processing expenses	1,152	1,127	25	2.22%
Direct loan expenses	388	732	(344)	(46.99%)
Insurance and surety bond premiums	315	253	62	24.51%
Office supplies, telephone and postage	170	249	(79)	(31.73%)
Professional fees	1,364	1,723	(359)	(20.84%)
Microloans recoveries	—	(53)	53	(100.00%)
Marketing and promotional expenses	83	100	(17)	(17.00%)
Federal deposit insurance and regulatory assessments (2)	461	389	72	18.51%
Other operating expenses (2)	1,262	755	507	67.15%
Total non-interest expense (1)	16,888	16,786	102	0.61%
Income before income taxes	7,981	3,760	4,221	112.26%
Provision for income taxes	2,022	1,346	676	50.22%
Net income	$5,959	$2,414	$3,545	146.85%
Dividends on preferred shares	281	—	281	—%
Net income available to common stockholders	$5,678	$2,414	$3,264	135.21%
Earnings per common share:
Basic	$0.25	$0.11	$0.14	127.27%
Diluted	$0.25	$0.11	$0.14	127.27%
Weighted average common shares outstanding:
Basic	22,662,916	22,353,492	309,424	1.38%
Diluted	22,876,740	22,366,728	510,012	2.28%

(1) For the three months ended March 31, 2024, provision for contingencies in the amount of $0.2 million were reclassified from total non-interest expense to benefit for credit losses.

(2) For the three months ended March 31, 2024, $0.3 million of federal deposit insurance was reclassified from other operating expenses to federal deposit insurance and regulatory assessments and $0.1 million of directors' fees were reclassified from federal deposit insurance and regulatory assessments to other operating expenses.

Ponce Financial Group, Inc. and Subsidiaries

Loans Receivable excluding Mortgage Loans Held for Sale

	As of
	March 31,		December 31,		September 30,		June 30,		March 31,
	2025		2024		2024		2024		2024
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$325,866	13.62%	$330,053	14.30%	$332,380	15.09%	$337,292	16.49%	$339,331	16.92%
Owner-Occupied	137,676	5.75%	142,363	6.17%	145,065	6.59%	147,485	7.21%	150,842	7.52%
Multifamily residential	675,541	28.24%	670,159	29.04%	678,029	30.78%	545,323	26.66%	545,825	27.22%
Nonresidential properties	390,681	16.33%	389,898	16.89%	383,277	17.40%	337,583	16.51%	327,350	16.32%
Construction and land	815,425	34.08%	733,660	31.79%	631,461	28.67%	641,879	31.39%	608,665	30.35%
Total mortgage loans	2,345,189	98.02%	2,266,133	98.19%	2,170,212	98.53%	2,009,562	98.26%	1,972,013	98.33%
Non-mortgage loans:
Business loans	46,329	1.94%	40,849	1.77%	28,499	1.29%	30,222	1.48%	26,664	1.33%
Consumer loans (1)	997	0.04%	1,038	0.04%	4,021	0.18%	5,305	0.26%	6,741	0.34%
Total non-mortgage loans	47,326	1.98%	41,887	1.81%	32,520	1.47%	35,527	1.74%	33,405	1.67%
Total loans, gross	2,392,515	100.00%	2,308,020	100.00%	2,202,732	100.00%	2,045,089	100.00%	2,005,418	100.00%
Net deferred loan origination costs	1,390		1,081		1,565		1,145		674
Allowance for credit losses on loans	(22,974)		(22,502)		(23,966)		(24,061)		(24,664)
Loans, net	$2,370,931		$2,286,599		$2,180,331		$2,022,173		$1,981,428

(1)
As of September 30, 2024, June 30, 2024, and March 31, 2024, consumer loans include $3.0 million, $4.3 million, and $5.7 million, respectively, of microloans originated by the Bank. As of December 31, 2024, these microloans were charged-off.

Ponce Financial Group, Inc. and Subsidiaries

Allowance for Credit Losses on Loans

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2024	2024	2024	2024
	(Dollars in thousands)
Allowance for credit losses on loans at beginning of the period	$22,502	$23,966	$24,061	$24,664	$26,154
Provision (benefit) for credit losses on loans	731	1,090	801	(120)	(255)
Charge-offs:
Mortgage loans:
1-4 family residences
Investor owned	(38)	—	—	—	—
Owner occupied	—	—	—	—	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	(7)	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	(222)	(232)	(450)	—	(52)
Consumer	(3)	(2,465)	(634)	(747)	(1,302)
Total charge-offs	(263)	(2,697)	(1,091)	(747)	(1,354)
Recoveries:
Non-mortgage loans:
Business	4	—	1	7	1
Consumer	—	143	194	257	118
Total recoveries	4	143	195	264	119
Net (charge-offs) recoveries	(259)	(2,554)	(896)	(483)	(1,235)
Allowance for credit losses on loans at end of the period	$22,974	$22,502	$23,966	$24,061	$24,664

Ponce Financial Group, Inc. and Subsidiaries

Deposits

	As of
	March 31,		December 31,		September 30,		June 30,		March 31,
	2025		2024		2024		2024		2024
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand	$212,139	10.58%	$169,178	8.98%	$182,737	9.78%	$178,125	11.09%	$191,541	12.07%
Interest-bearing deposits:
NOW/IOLA accounts	74,430	3.71%	62,616	3.32%	71,445	3.82%	81,178	5.05%	73,202	4.62%
Money market accounts	692,753	34.55%	636,219	33.75%	660,168	35.30%	502,255	31.27%	482,344	30.42%
Reciprocal deposits	141,838	7.07%	130,677	6.93%	94,145	5.03%	109,945	6.85%	97,718	6.16%
Savings accounts	106,122	5.29%	105,870	5.62%	108,941	5.82%	109,694	6.83%	112,713	7.11%
Total NOW, money market, reciprocal and savings accounts	1,015,143	50.62%	935,382	49.62%	934,699	49.97%	803,072	50.00%	765,977	48.31%
Certificates of deposit of $250K or more (1)	219,721	10.96%	204,293	10.84%	210,262	11.25%	189,683	11.82%	183,478	11.57%
Brokered certificates of deposit (2)	84,531	4.22%	94,531	5.02%	94,531	5.05%	94,614	5.89%	94,689	5.97%
Listing service deposits (2)	6,140	0.31%	7,376	0.39%	7,376	0.39%	9,361	0.58%	12,688	0.80%
All other certificates of deposit less than $250K (1)	467,273	23.31%	474,104	25.15%	440,718	23.56%	331,242	20.62%	337,411	21.28%
Total certificates of deposit	777,665	38.80%	780,304	41.40%	752,887	40.25%	624,900	38.91%	628,266	39.62%
Total interest-bearing deposits	1,792,808	89.42%	1,715,686	91.02%	1,687,586	90.22%	1,427,972	88.91%	1,394,243	87.93%
Total deposits	$2,004,947	100.00%	$1,884,864	100.00%	$1,870,323	100.00%	$1,606,097	100.00%	$1,585,784	100.00%

(1)
As of September 30, 2024, June 30, 2024 and March 31, 2024, $36.2 million, $33.5 million and $37.2 million, respectively, were reclassified from all other certificates of deposit less than $250K to certificates of deposit of $250K or more.
(2)
There were no individual listing service deposits amounting to $250,000 or more. There was one brokered certificates of deposit in the amount of $1.5 million amounting to $250,000 or more. All other brokered certificates of deposit individually amounted to less than $250,000.

Ponce Financial Group, Inc. and Subsidiaries

Nonperforming Assets

	As of Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$1,052	$436	$436	$436	$399
Owner occupied	1,423	1,423	1,423	1,423	1,426
Multifamily residential	9,788	10,271	4,685	5,754	4,098
Nonresidential properties	—	—	824	828	441
Construction and land	14,159	14,158	8,907	8,907	10,277
Non-mortgage loans:
Business	170	343	180	396	146
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing modifications to borrowers experiencing financial difficulty) (1)	$26,592	$26,631	$16,455	$17,744	$16,787

Non-accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$279	$279	$278	$277	$270
Owner occupied	431	435	444	448	447
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing modifications to borrowers experiencing financial difficulty (1)	710	714	722	725	717
Total non-accrual loans (2)	$27,302	$27,345	$17,177	$18,469	$17,504

Accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$1,792	$1,807	$1,821	$1,830	$1,850
Owner occupied	2,038	2,062	2,116	2,171	2,288
Multifamily residential	—	—	—	—	—
Nonresidential properties	644	652	672	707	748
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	209	215	222	—	—
Consumer	—	—	—	—	—
Total accruing modifications to borrowers experiencing financial difficulty (1)	$4,683	$4,736	$4,831	$4,708	$4,886
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty (1)	$31,985	$32,081	$22,008	$23,177	$22,390
Total non-performing assets to total assets	0.88%	0.90%	0.57%	0.65%	0.62%

(1) Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.

(2) Includes nonperforming mortgage loans held for sale.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Three Months Ended March 31,
	2025			2024
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$2,369,433	$37,136	6.36%	$1,979,263	$30,664	6.23%
Securities (3)	467,560	4,521	3.92%	576,235	5,619	3.92%
Other (4)	186,021	2,340	5.10%	238,432	3,383	5.71%
Total interest-earning assets	3,023,014	43,997	5.90%	2,793,930	39,666	5.71%
Non-interest-earning assets	109,166			106,566
Total assets	$3,132,180			$2,900,496
Interest-bearing liabilities:
NOW/IOLA	$72,354	$115	0.64%	$82,849	$218	1.06%
Money market	827,948	8,411	4.12%	544,563	6,292	4.65%
Savings	105,171	26	0.10%	113,501	28	0.10%
Certificates of deposit	794,270	7,754	3.96%	629,528	6,380	4.08%
Total deposits	1,799,743	16,306	3.67%	1,370,441	12,918	3.79%
Advance payments by borrowers	12,445	2	0.07%	12,886	2	0.06%
Borrowings	568,601	5,486	3.91%	771,070	7,923	4.13%
Total interest-bearing liabilities	2,380,789	21,794	3.71%	2,154,397	20,843	3.89%
Non-interest-bearing liabilities:
Non-interest-bearing demand	196,627	—		198,862	—
Other non-interest-bearing liabilities	43,915	—		54,061	—
Total non-interest-bearing liabilities	240,542	—		252,923	—
Total liabilities	2,621,331	21,794		2,407,320	20,843
Total equity	510,849			493,176
Total liabilities and total equity	$3,132,180		3.71%	$2,900,496		3.89%
Net interest income		$22,203			$18,823
Net interest rate spread (5)			2.19%			1.82%
Net interest-earning assets (6)	$642,225			$639,533
Net interest margin (7)			2.98%			2.71%
Average interest-earning assets to interest-bearing liabilities			126.98%			129.69%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRBNY demand deposits.
(5)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(6)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Other Data

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Other Data
Common shares issued	24,886,711	24,886,711	24,886,711	24,886,711	24,886,711
Less treasury shares	920,520	925,497	1,067,248	1,074,979	1,096,214
Common shares outstanding at end of period	23,966,191	23,961,214	23,819,463	23,811,732	23,790,497

Book value per common share	$12.05	$11.71	$11.74	$11.45	$11.29
Tangible book value per common share	$12.05	$11.71	$11.74	$11.45	$11.29